LIBERTY ALL-STAR GROWTH FUND, INC.
                         Federal Reserve Plaza
                  Boston, Massachusetts 02210
                         (617) 722-6000

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         April 17, 1996

To the Shareholders of Liberty ALL-STAR Growth Fund, Inc.:

     NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Shareholders of Liberty ALL-STAR Growth Fund, Inc. ("ALL-STAR Growth") will be held in the New England Room, 4th Floor, Federal Reserve Plaza, 600 Atlantic Avenue, Boston, Massachusetts, on April 17, 1996 at 2:00 p.m., Boston time. The purpose of the Meeting is to consider and act upon the following matters:

     1. To elect two Directors of ALL-STAR Growth.

     2.  To approve the Portfolio Management Agreement with
Mississippi Valley Advisors Inc.

     3. To ratify the selection by the Board of Directors of KPMG Peat Marwick LLP as ALL-STAR Growth's independent auditors for the year ending December 31, 1996.

     4. To transact such other business as may properly come before the Meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on February 23, 1996 as the record date for the determination of the shareholders of ALL-STAR Growth entitled to notice of, and to vote at, the Meeting and any adjournments thereof.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL THE
PROPOSALS.

                    By order of the Board of Directors


                    John L. Davenport, Secretary


     YOUR VOTE IS IMPORTANT--PLEASE RETURN YOUR PROXY PROMPTLY.

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. WE URGE YOU, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, TO INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY, DATE AND SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. WE ASK YOUR COOPERATION IN MAILING YOUR PROXY PROMPTLY.



February 28, 1996

               LIBERTY ALL-STAR GROWTH FUND, INC.
                        PROXY STATEMENT

                 Annual Meeting of Shareholders

                         April 17, 1996

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Liberty ALL-STAR Growth Fund, Inc. ("ALL-STAR Growth") to be used at the Annual Meeting of Shareholders of ALL-STAR Growth to be held on April 17, 1996 at 2:00 p.m. Boston time in the New England Room, 4th Floor, Federal Reserve Plaza, 600 Atlantic Avenue, Boston, Massachusetts, and at any adjournments thereof (such meeting and any adjournments being referred to as the "Meeting").

     The solicitation of proxies for use at the Meeting is being made primarily by the mailing on or about February 29, 1996 of this Proxy Statement and the accompanying proxy. Supplementary solicitations may be made by mail, telephone, telegraph or personal interview by officers and Directors of ALL-STAR Growth and officers and employees of Liberty Asset Management Company and its affiliates. In addition, ALL-STAR Growth has retained Corporate Investor Communications, Inc. as agent to coordinate the distribution of proxy material to and the return of proxies from banks, brokers, nominees and other custodians at a fee of $4,000. The expenses in connection with preparing this Proxy Statement and of the solicitation of proxies for the Meeting will be paid by ALL-STAR Growth. ALL-STAR Growth will reimburse brokerage firms and others for their expenses in forwarding solicitation material to the beneficial owners of shares. This Proxy Statement is accompanied by ALL-STAR Growth's 1995 Annual Report to Shareholders.

Background

     Prior to June 1, 1994, Growth Stock Outlook, Inc. ("GSO"), a company owned by Mr. Charles Allmon and his wife, provided ALL-STAR Growth (then known as "The Charles Allmon Trust, Inc.") with management and investment advisory services. Pursuant to an Asset Acquisition and Fund Management Transition Agreement dated February 9, 1994 among GSO, Mr. Allmon and Liberty Asset Management Company ("Liberty Assert Management"), Liberty Asset Management entered into a Fund Management Agreement with ALL-STAR Growth pursuant to which Liberty Asset Management beginning June 1, 1994 assumed corporate management and administrative responsibilities for the Fund, and provided its multi-management services described under Proposal 2 - The Multi-Manager Concept below with respect to an initial amount equal to 20% of the Fund's total net assets. GSO continued to provide investment management for the remaining 80% of the Fund's net assets. The Fund Management Agreement with Liberty Asset Management, as well as the Portfolio Management Agreements with the three independent portfolio management firms ("Portfolio Managers") recommended by Liberty Asset Management for the 20% of the Fund's assets under its supervision, were approved by the shareholders of ALL-STAR Growth on May 27, 1994.

     On November 6, 1995, following shareholder approval on June 13, 1995, new agreements were entered into pursuant to which Liberty Asset Management and the three initial Portfolio Managers assumed full investment responsibilities for ALL-STAR Growth, the Fund's investment objective was changed to long-term capital appreciation, its name was changed to "Liberty ALL-STAR Growth Fund, Inc.", and its Board of Directors was reconstituted. ALL-STAR Growth's prior investment management agreement with GSO was terminated.

     The Meeting,- ALL-STAR Growth's first Annual Meeting following the transition of full investment responsibilities to Liberty Asset Management referred to above,- is being held to vote on the matters described below.

PROPOSAL 1. ELECTION OF DIRECTORS

     ALL-STAR Growth's Board of Directors is divided into three classes, each of which serves for three years. The term of office of one of the classes expires at the final adjournment of the Annual Meeting of Shareholders (or special meeting in lieu thereof) each year. Unless authority is withheld, the enclosed proxy will be voted for the election of Harold W. Cogger and Robert J. Birnbaum as Directors to hold office until the final adjournment of the 1998 and 1999 Annual Meetings of Shareholders (or special meeting in lieu thereof), respectively, or until their respective successors are elected. Mr. Birnbaum has served as a Director since November 6, 1995, and Mr. Cogger has been nominated for election for the first time. They have consented to serve as Directors following the Meeting if elected, and are expected to be able to do so. If either of such nominees is unable or unwilling to do so at the time of the Meeting, proxies will be voted for such substitute as the Directors may recommend (unless authority to vote for the election of Directors has been withheld).

     Information about the nominees for election as a Director follows:

Name/Age and Address           Principal Occupation During      ALL-STAR Growth
                               Past Five Years                  Growth Shares
                                                                Owned(1)
Robert J. Birnbaum (Age 68)(2) Retired (since January,
313 Bedford Road               1994); Special Counsel,
Ridgewood, NJ  07405           Dechert, Price & Rhoads,
                               law firm (September, 1988
                               to December, 1993);
                               President and Chief
                               Operating Officer, New York
                               Stock Exchange, Inc. (May,
                               1985 to June, 1988)                   -0-


Harold W. Cogger * (Age 59)    President (since July,
One Financial Center           1993), Chief Executive
Boston, MA  02111              Officer (since March, 1995)
                               and Director (since March,
                               1984), Executive Vice
                               President (October, 1989 to
                               July, 1993), Colonial
                               Management Associates,
                               Inc.; Executive Vice
                               President, Liberty
                               Financial Companies, Inc.
                               (since March, 1995);
                               President (since October,
                               1994), Chief Executive
                               Officer (since March, 1995)
                               and Director (since
                               October, 1981), The                   -0-

     The following Directors continue to serve in such capacity until their terms of office expire and their successors are elected:

Name/Age and Address           Principal Occupation During     ALL-STAR Growth
                               Past Five Years                 Shares Owned(1)

James E. Grinnell (Age 66)(2)  Private investor (since
22 Harbor Avenue               November, 1988); Senior
Marblehead, MA  01845          Vice President-Operations,
                               The Rockport Company,
                               importer and distributor of
                               shoes (May, 1986 to
                               November, 1988).                      -0-

Richard W. Lowry (Age 59)(2)   Private investor (since
10701 Charleston Drive         August, 1987); Chairman and
Vero Beach, FL  2963           Chief Executive Officer,
                               U.S. Plywood Corporation,
                               manufacturer and
                               distributor of wood
                               products (August, 1985 to
                               August, 1987).                        -0-

_______________________

(1)  On the record date for the Meeting, ALL-STAR Growth's
Directors and officers as a group then beneficially owned less than 1% of the outstanding shares of the Fund.

(2) Member of the Audit Committee.
* "Interested person" of ALL-STAR Growth, as defined in the Investment Company Act of 1940, by reason of his positions with Liberty Financial Companies, Inc. and its affiliates.

     The term of office of Mr. Grinnell will expire on final adjournment of the Annual Meeting (or special meeting in lieu thereof) in 1997, and the term of office of Mr. Lowry will expire on final adjournment of the Annual Meeting (or special meetings in lieu thereof) in 1998. Messrs. Grinnell and Lowry have served as Directors of ALL-STAR Growth since May 27, 1994. Messrs. Birnbaum, Grinnell and Lowry are also trustees of Colonial Trusts I through VII (the "Colonial Trusts"), the umbrella trusts for an aggregate of 33 open-end funds (the "Colonial Funds") managed by Colonial Management Associates, Inc. ("Colonial"), an affiliate of Liberty Asset Management, five closed-end funds managed by Colonial (the "Colonial Closed-End Funds"), and LFC Utilities Trust, an open-end investment company managed by Stein Roe & Farnham Incorporated, another affiliate of Liberty Asset Management. Messrs. Birnbaum, Grinnell and Lowry are also trustees, and Mr. Cogger is a nominee for trustee, of the Liberty ALL-STAR Equity Fund, another closed-end multi-managed fund managed by Liberty Asset Management.

     During 1995 the full Board of Directors of ALL-STAR Growth held five meetings, and the Audit Committee met once. All Directors other than Gilbert M. Grosvenor, who served as a Director until November 6, 1995, attended 75% or more of the aggregate number of meetings held by the Board and, if a member, the Audit Committee during the period each served as a member thereof.

     The Audit Committee makes recommendations to the full Board as to the firm of independent accountants to be selected, reviews the methods, scope and results of audits and fees charged by such accountants, and reviews ALL-STAR Growth's internal accounting procedures and controls. ALL-STAR Growth has no nominating or compensation committee.

                             COMPENSATION

     Liberty Asset Management Company, or its affiliates, pay the compensation of all the officers of ALL-STAR Growth. For 1995, ALL-STAR Growth paid each independent Director an annual fee of $6,500, plus $900 for each meeting attended (in the case of Directors residing outside the Washington, D.C. metropolitan area), or $650 for each meeting attended (in the case of Directors residing within such area). (Effective January 1, 1996, all independent Directors will receive an annual fee of $5,000, plus $1,200 per meeting attended, with a minimum of $11,000 per annum, plus out-of-pocket expenses related to attendance at meetings.) The total fees accrued to the independent Directors during the year ended December 31, 1995 were $62,175, and out-of-pocket expenses related to their attendance at meetings were $3,530.

     The following table shows, for the year ended December 31, 1995, the compensation received from ALL-STAR Growth for service as a Director by each person who served as a Director during such year, and the aggregate compensation paid to each of Messrs. Birnbaum, Grinnell and Lowry for service on the Board of Directors of ALL-STAR Growth and the Board of Trustees of the Colonial Trusts, the Colonial Closed-End Funds, LFC Utilities Trust and the Liberty ALL-STAR Equity Fund, Inc. (of which Messrs. Birnbaum, Grinnell and Lowry are also trustees), and Liberty Newport World Portfolio ("Liberty World") (of which Mr. Lowry was a director). ALL-STAR Growth has no bonus, profit sharing or retirement plans.

                                                  Total Compensation from ALL-
                                                  STAR Growth, the Colonial
                                                  Trusts, the Colonial Closed-
                                                  End Funds, LFC Utilities
                                                  Trust, Liberty ALL-STAR
                          Aggregate Compensation  Equity Fund and Liberty
Name                      From ALL-STAR Growth    World

Charles Allmon(1)                 -0-                           -0-
Robert J. Birnbaum(2)        $  2,675                    $  90,825(3)
Richard R. Christensen(2)         -0-                           -0-
Richard E. Carlson(1)        $  6,950                    $   6,950
William E. Colby(1)          $ 11,750                    $  11,750
James E. Grinnell            $  8,900                    $  97,050(3)
Gilbert M. Grosvenor(1)      $  7,450                    $   7,450
Atlee Kohl(1)                $  7,850                    $   7,850
Richard W. Lowry             $  8,750                    $ 100,400(3)
The Hon. Endicott Peabody(1) $  7,850                    $   7,850
 _________________
(1) Director until November 6, 1995.
(2) Director since November 6, 1995
(3) On March 27, 1995, four of the funds of Liberty Financial
Trust, of which Messrs. Birnbaum, Grinnell and Lowry were then trustees, were merged into existing Colonial Funds, and a fifth Liberty Financial Fund was reorganized as a new Colonial Fund.
On April 21, 1995 Messrs. Birnbaum, Grinnell and Lowry were elected as trustees of the Colonial Trusts and the Colonial Closed-End Funds. They remain as trustees of Liberty Financial
Trust (now Colonial Trust VII), which is the umbrella trust for the Colonial Newport Tiger Fund, and of the LFC Utilities Trust.
Mr. Lowry served as a Director of Liberty World until February
26, 1995.

Officers

    The following are the executive officers of ALL-STAR Growth.

Name/Age and Address             Position           Principal Occupation
                                 with Fund          During Past Five Years

Richard R. Christensen (Age 62)  Chairman           President of Liberty
Liberty Asset Management                            Asset Management
Company                                             Company (since January,
600 Atlantic Avenue                                 1995); President of
Boston, MA  02210                                   Liberty Investment
                                                    Services, Inc. (April,
                                                    1987 to March 27, 1995).

William R. Parmentier (Age 43)   President          Senior Vice President
Liberty Asset Management                            and Chief Investment
Company                                             Officer of Liberty
600 Atlantic Avenue                                 Asset Management
Boston, MA  02210                                   Company (since May,
                                                    1995); Vice President,
                                                    Liberty All-Star Equity
                                                    Fund (since October,
                                                    1995); Consultant
                                                    (October, 1994 to May,
                                                    1995); President, GQ
                                                    Asset Management, Inc.
                                                    (July, 1993 to October
                                                    1994); Assistant
                                                    Treasurer, Grumman
                                                    Corporation (December,
                                                    1974 to July, 1993)


Peter L. Lydecker (Age 42)     Treasurer            Vice President of
Colonial Management            and                  Colonial Management
  Associates, Inc.             Controller           Associates, Inc.
One Financial Center                                (formerly Assistant Vice
Boston, MA  02111                                   President); Controller
                                                    of the Colonial Funds
                                                    and the Colonial Closed-
                                                    End Funds (formerly
                                                    Assistant Controller)


John L. Davenport (Age 59)     Secretary            Vice President and
Federal Reserve Plaza                               Associate General
600 Atlantic Avenue                                 Counsel of Liberty
Boston, MA  02210                                   Financial Companies,
                                                    Inc. and predecessor
                                                    (since January, 1984)

     Mr. Christensen was appointed Chairman on November 6, 1995; Mr. Parmentier was appointed President effective November 6, 1995; Mr. Lydecker was appointed Treasurer and Controller effective May 11, 1995; and Mr. Davenport was appointed Secretary effective May 27, 1994. Mr. Christensen also serves as President and a trustee of the Stein Roe Variable Investment Trust and the Keyport Variable Investment Trust, other investment companies managed by affiliates of Liberty Asset Management; Mr. Lydecker serves as Controller of Keyport Variable Trust; and Messrs. Christensen, Lydecker and Parmentier serve as officers of the Liberty ALL-STAR Equity Fund. Each officer serves at the pleasure of the Board of Directors.

PROPOSAL 2.  TO APPROVE THE PORTFOLIO MANAGEMENT AGREEMENT WITH
MISSISSIPPI VALLEY ADVISORS INC.

The Multi-Manager Concept

     ALL-STAR Growth allocates its portfolio assets on an approximately equal basis among a number of independent investment management firms ("Portfolio Managers") recommended by Liberty Asset Management, - currently three in number, - each of which employs a different investment style, and periodically rebalances its portfolio among the Portfolio Managers so as to maintain an approximately equal allocation of the portfolio among them throughout all market cycles. The Portfolio Managers recommended by Liberty Asset Management represent a blending of different investment styles which, in its opinion, is appropriate for ALL-STAR Growth's investment objective.

New Portfolio Manager

     Effective November 6, 1995 ALL-STAR Growth's investment objective was changed by vote of its shareholders to long-term capital appreciation, without the prior secondary investment objective of current income and emphasis on preservation of capital. Liberty Asset Management determined that the Fund's new investment objective would be better served by replacing the value style of Cooke & Bieler, Inc., one of the Fund's prior Portfolio Managers, with a Portfolio Manager having a growth style emphasizing smaller capitalization stocks. Liberty Asset Management first analyzed information regarding the personnel and investment process of a large number of investment management firms practicing a growth investment style emphasizing small to mid-size capitalization stocks, reducing the number of potential candidates to 35. Liberty Asset Management then analyzed the investment portfolio and performance of the 35 candidates in terms of the consistency of their investment styles, their performance relative to other portfolio management firms practicing similar styles, their performance when combined with the performance of the other two Portfolio Managers of the Fund relative to appropriate growth fund indices, and other factors, thereby reducing the number of candidates willing to accept the proposed portfolio management fee to five. The performance and portfolios of each of the five finalists when combined with those of the Fund's other two Portfolio managers were then analyzed in terms of return, volatility, and portfolio characteristics such as earnings per share growth, price to earnings ratios, market to book value ratios, and industry or sector concentration. Other factors taken into consideration included the length of time the finalists had been managing portfolios using the designated investment style and their internal capabilities for stock analysis and research. Based on the foregoing, Liberty Asset Management recommended, and the Directors on December 14, 1995 approved, the termination of ALL-STAR Growth's Portfolio Management Agreement with Cooke & Bieler, Inc. and its replacement by Mississippi Valley Advisors Inc. ("MVA") effective January 2, 1996, having determined that entering into the Portfolio Management Agreement with MVA in advance of ALL-STAR Growth's 1996 Annual Meeting and without prior shareholder approval would be in furtherance of ALL-STAR Growth's multi-management methodology.

     MVA, an indirect wholly-owned subsidiary of Mercantile Bancorporation, Inc., has its principal offices at One Mercantile Center, Seventh & Washington Streets, St. Louis, Missouri 63101, and as of December 31, 1995 employed nine equity analysts and had $7.0 billion in assets under management. See Appendix A for further information about MVA.

Terms of New Portfolio Management Agreement

     The Portfolio Management fee rate and other terms of the Portfolio Management Agreement with MVA, a copy of which is attached hereto as Appendix B, are identical in all material respects to those of ALL-STAR Growth's Portfolio Management Agreements with its two other Portfolio Managers. Under the Portfolio Management Agreements (including the Agreement with
MVA), each Portfolio Manager has discretionary investment authority (including the selection of brokers and dealers for the execution of ALL-STAR Growth's portfolio transactions) with respect to the portion of ALL-STAR Growth's assets allocated to it by Liberty Asset Management from time to time, subject to ALL-STAR Growth's investment objectives and policies, to the supervision and control of the Directors and to instructions from Liberty Asset Management. Under the Agreements, the Portfolio Managers are required to use their best professional judgment in making timely investment decisions for ALL-STAR Growth, but will not be liable for actions taken in good faith without willful misfeasance or gross negligence.

     Under the Portfolio Management Agreements (including the Agreement with MVA), Liberty Asset Management pays each Portfolio Manager a quarterly portfolio management fee at the rate of .10% (.40% annually) of the Portfolio Manager's Percentage (as defined below) of the average weekly net assets of ALL-STAR Growth up to and including $125 million, .075% (.30% annually) of the Portfolio Manager's Percentage of the average weekly net assets of the Fund exceeding $125 million and up to and including $250 million; and .05% (.20% annually) of the Portfolio Manager's Percentage of the average weekly net assets of the Fund exceeding $250 million. "Portfolio Manager's Percentage" means the percentage obtained by dividing the average weekly net assets of that portion of the Fund's assets assigned to that Portfolio Manager by the total of the Fund's average weekly net assets.

     If approved by shareholders at the Meeting, the Portfolio Management Agreement with MVA will remain in effect until November 6, 1997, and will continue in effect thereafter provided such continuance is approved at least annually by the Board of Directors, including a majority of the non-interested Directors, or by the vote of a "majority of the outstanding voting securities" (as defined under Required Vote below) of the Fund.

Portfolio Transactions and Brokerage

     Each of ALL-STAR Growth's Portfolio Managers, including MVA, has discretion to select brokers and dealers to execute portfolio transactions initiated by the Portfolio Manager for the portion of ALL-STAR Growth's portfolio assets allocated to it, and to select the markets in which such transactions are to be executed. The Portfolio Management Agreements with ALL-STAR Growth provide, in substance, that in executing portfolio transactions and selecting brokers or dealers, the primary responsibility of the Portfolio Manager is to seek to obtain best net price and execution for ALL-STAR Growth.

     In addition, the Portfolio Managers, including MVA, in selecting brokers or dealers to execute particular transactions, are authorized to consider (and Liberty Asset Management may request them to consider) research products or services such as research reports; subscriptions to financial publications and research compilations; portfolio analyses; economic reports; compilations of securities prices, earnings, dividends and other data; computer hardware and software, quotation equipment and services used for research; and services of economic or other consultants provided to Liberty Asset Management and the Portfolio Managers. Research products and services made available to Liberty Asset Management include performance and other qualitative and quantitative data relating to investment managers in general and the Portfolio Managers in particular; data relating to the historic performance of categories of securities associated with particular investment styles; mutual fund portfolio and performance data; data relating to portfolio manager changes by pension plan fiduciaries; and related computer hardware and software, all of which are used by Liberty Asset Management in connection with its selection and monitoring of Portfolio Managers, the assembly of an appropriate mix of investment styles, and the determination of overall portfolio strategies. Some of these research products and services may also be used by Liberty Asset Management in connection with its management of other accounts. In instances where Liberty Asset Management receives from or through brokers and dealers products or services which are used both for research purposes and for administrative or other non-research purposes, Liberty Asset Management makes a good faith effort to determine the relative proportions of such products or services which may be considered as investment research, based primarily on anticipated usage, and pays for the costs attributable to the non-research usage in cash.

Required Vote

     Approval of the Portfolio Management Agreement with MVA requires the affirmative vote of a "majority of the outstanding voting securities" of ALL-STAR Growth which, under the Investment Company Act of 1940, means the affirmative vote of the lesser of
(a) 67% or more of the shares of ALL-STAR Growth present at the Meeting or represented by proxy if the holders of more than 50% of the outstanding shares are present or represented by proxy, or
(b) more than 50% of the outstanding shares. SEE INFORMATION ABOUT THE MEETING below.

     In the event that the shareholders of ALL-STAR Growth fail to approve the Portfolio Management Agreement with MVA, the Portfolio Management Agreement will terminate and Liberty Asset Management will reallocate ALL-STAR Growth's portfolio assets under management by MVA among one or both of ALL-STAR Growth's other current Portfolio Managers pending approval of any Portfolio Management Agreement with a new Portfolio Manager.

     The Board of Directors unanimously recommends that the shareholders vote FOR approval of the Portfolio Management
Agreement with Mississippi Valley Advisors Inc.

PROPOSAL 3. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     By vote of the Board of Directors, including the vote of the non-interested Directors, the firm of KPMG Peat Marwick LLP has been selected as independent auditors for ALL-STAR Growth for the year ending December 31, 1996. Such selection is being submitted to the shareholders for ratification. The employment of KPMG Peat Marwick LLP is conditioned on the right of ALL-STAR Growth by majority vote of its shareholders to terminate such employment. Such firm has acted as independent auditors for ALL-STAR Growth since its commencement of operations in 1986.

     The services provided by ALL-STAR Growth's independent auditors include examination of its annual financial statements, assistance and consultation in connection with Securities and Exchange Commission filings, and review of ALL-STAR Growth's
annual federal income tax returns.   Representatives of KPMG Peat
Marwick LLP are expected to be present at the Meeting and will be given the opportunity to make a statement if they should so desire.

OTHER BUSINESS

    The Board of Directors knows of no other business to be brought before the Meeting. However, if any other matters properly come before the Meeting, it is the intention of the Board that proxies that do not contain specific instructions to the contrary will be voted on such matters in accordance with the judgment of the persons designated therein as proxies.

MANAGEMENT

     Liberty Asset Management, 600 Atlantic Avenue, Boston, Massachusetts 02214, is ALL-STAR Growth's Fund Manager. Liberty Asset Management is an indirect majority-owned subsidiary of Liberty Mutual Insurance Company, Boston, Massachusetts. Liberty Asset Management implements and operates ALL-STAR Growth's multi-manager methodology described under Proposal 2 - The Multi-Manager Concept above and has overall supervisory responsibility for the general management and investment of ALL-STAR Growth's securities portfolio, subject to ALL-STAR Growth's investment objective and policies and any directions of the Board of Directors.

     Liberty Asset Management is also responsible for the provision of administrative services to ALL-STAR Growth under the Fund Management Agreement, including the provision of office space, shareholder and broker-dealer communications, compensation of all officers and employees of ALL-STAR Growth who are officers or employees of Liberty Asset Management or its affiliates, and supervision of transfer agency, dividend disbursing, custodial and other services provided by others. Certain of Liberty Asset Management's administrative responsibilities to ALL-STAR Growth have been delegated to its affiliate, Colonial Management Associates, Inc.

     Under the terms of the exemptive order issued to ALL-STAR Growth and Liberty Asset Management by the Securities and Exchange Commission, a portfolio management agreement with a new or additional portfolio manager recommended by Liberty Asset Management, as well as a new portfolio management agreement with an existing Portfolio Manager or its successor following a sale or other change of control of the Portfolio Manager, may be entered into an advance of shareholder approval, provided that the new agreement is at a fee no higher than that provided in, and is on other terms and conditions substantially similar to, ALL-STAR Growth's agreements with its other Portfolio Managers, and that its continuance is subject to approval by shareholders at ALL-STAR Growth's regularly scheduled annual shareholder meeting next following the date of the new or additional portfolio management agreement.

     The names and addresses of ALL-STAR Growth's current
Portfolio Managers, in addition to MVA, are as follows:

     Oppenheimer Capital                Provident Investment
     Oppenheimer Tower                  Counsel, Inc.
     World Financial Center             300 North Lake Avenue
     New York, NY  10281                Pasadena, CA  91101


INFORMATION ABOUT THE MEETING

     All proxies solicited by the Board of Directors which are properly executed and returned in time to be voted at the Meeting will be voted at the Meeting in accordance with the instructions thereon. If no specification is made on a proxy, it will be voted FOR the election of the nominees listed under Proposal 1 as Directors, FOR approval of the Portfolio Management Agreement with Mississippi Valley Advisors Inc. (Proposal 2), and FOR ratification of the Board's selection of ALL-STAR Growth's independent auditors for 1996 (Proposal 3). Any proxy may be revoked at any time prior to its use by written notification received by ALL-STAR Growth's Secretary, by the execution of a later-dated proxy, or by attending the Meeting and voting in person.

     The election of Directors is by plurality vote, approval of the Portfolio Management Agreement with Mississippi Valley Advisors Inc. requires the affirmative vote of the lesser of (i) a majority of the outstanding shares of the Fund, or (ii) 67% or more of the shares of the Fund represented at the Meeting if more than 50% of the outstanding shares of the Fund are present or represented by proxy at the Meeting, and ratification of the selection of ALL-STAR Growth's independent auditors requires the affirmative vote of a majority of the votes cast at the Meeting. Only shareholders of record may vote.

     Broker-dealer firms holding ALL-STAR Growth shares in "street name" for the benefit of their customers and clients will request the instructions of such customers and clients on how to vote their shares on each proposal before the Meeting. ALL-STAR Growth understands that, under the rules of the New York Stock Exchange, if no instructions have been received prior to the date specified in such broker-dealer firm's request for voting instructions, the broker-dealer firms may grant authority to the proxies designated by ALL-STAR Growth to vote for the election of Directors, for approval of the Portfolio Management Agreement with Mississippi Valley Advisors Inc., and for the ratification of the selection of ALL-STAR Growth's independent auditors.

     The shares as to which ALL-STAR Growth is granted authority by broker-dealer firms to vote on the election of Directors, as well as shares as to which properly executed proxies are returned by the record shareholders, will be counted as represented at the Meeting. Because of the effect of the New York Stock Exchange rules referred to above, the failure of any ALL-STAR Growth shareholder whose shares are held in "street name" by a broker-dealer firm to timely furnish his or her instructions on how to vote such shares on the election of Directors, approval of the Portfolio Management Agreement with Mississippi Valley Advisors Inc., and the ratification of the selection of independent auditors will have the same effect as a vote for such proposals. The withholding of a vote on the election of Directors will have no effect. An abstention on the approval of the Portfolio Management Agreement with Mississippi Valley Advisors Inc. or the ratification of the selection of auditors will not constitute a vote "for" or "against" such matter and will be disregarded in determining the "votes cast" on such matter, but the shares represented thereby will be considered to be present at the Meeting for the purpose of determining the presence of a quorum.


     All shareholders of record on February 23, 1996 are entitled to one vote for each share held. As of that date 11,339,096 shares of common stock of ALL-STAR Growth were issued and outstanding. To the knowledge of ALL-STAR Growth, on the record date for the Meeting no shareholder owned beneficially, as defined by Rule 13d-3 under the Securities Exchange Act of 1934, more than 5% of the outstanding shares of ALL-STAR Growth on that date.

     In the event a quorum is present but votes sufficient for approval of any proposals recommended by the Directors have not been received, those proxies that have been received may be voted on adjournment of the Meeting in a manner considered to be consistent with the intention of the shareholders submitting such proxies.

Compliance with Section 16(a) of the Securities Exchange Act of
1934

     Section 16(a) of the Exchange Act requires ALL-STAR Growth's Directors and officers and persons who own more than ten percent of ALL-STAR Growth's outstanding shares (collectively, "Section 16 reporting persons"), to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of ALL-STAR Growth shares. Section 16 reporting persons are required by SEC regulations to furnish ALL-STAR Growth with copies of all Section 16(a) forms they file.

     To ALL-STAR Growth's knowledge, based solely on a review of the copies of such reports furnished to ALL-STAR Growth and on representations that no other reports were required, during the year ended December 31, 1995, the Section 16 reporting persons complied with all Section 16(a) filing requirements applicable to them, except that Mr. Christensen's initial statement of beneficial ownership of securities on Form 3, his statements of changes in beneficial ownership on Form 4 for the month of April, 1995 with respect to one transaction in the Fund's shares and for the month of June, 1995 with respect to five transactions, and Messrs. Birnbaum's and Lydecker's initial statements of beneficial ownership of securities on Form 3 were filed late.


SUBMISSION OF CERTAIN SHAREHOLDER PROPOSALS

     Under the proxy rules of the Securities and Exchange Commission, shareholder proposals meeting tests contained in those rules may, under certain conditions, be included in ALL-STAR Growth's proxy material for a particular annual shareholders meeting. Under the foregoing proxy rules, proposals submitted for inclusion in the proxy material for the 1997 Annual Meeting must be received by ALL-STAR Growth on or before October 31, 1996. The fact that ALL-STAR Growth receives a shareholder proposal in a timely manner does not ensure its inclusion in its proxy material, since there are other requirements in the proxy rules relating to such inclusion.

February 28, 1996

                              Appendix A

          Information about Mississippi Valley Advisors Inc.

Mississippi Valley Advisors Inc.
One Mercantile Center
Seventh & Washington Streets
St. Louis, Missouri  63101

     Mississippi Valley Advisors, Inc. ("MVA") is a wholly-owned subsidiary of Mercantile Bank of St. Louis N.A., which in turn is a wholly-owned subsidiary of Mercantile Bancorporation Inc., a New York Stock Exchange listed bank holding company. MVA's principal executive officer is John H. Blixen, II and its directors are Messrs. Blixen and Gene E. Gillespie, Ralph W. Webster, III, W. Randolph Adams, Jr., Charles C. Hager, Jr., David C. Higgins and Carroll F. McMahon. The principal occupation of the directors other than Messrs. Adams, Hager, Higgins and McMahon are as executive officers of MVA. Mr. Adams is Chairman of Mercantile Bank of St. Louis N.A. (One Mercantile Center, St. Louis, Missouri, 63101); Mr. Hager is Executive Vice President and Chief Operating Officer of Hager Hinge Company (139 Victor Street, St. Louis, Missouri, 63104); Mr. Higgins is a retired trade union executive (320 Aaron Drive, Belleville, Illinois 62220); and Mr. McMahon is President of Loy-Lange Box Company (222 Russell Boulevard, St. Louis, Missouri 63104).

     The following table sets forth certain information regarding registered investment companies with investment objectives similar to ALL-STAR Growth's managed by MVA:

                         Approximate Net            Advisory Fee
                         Assets as of 12/31/95      as % of Average
Name of Fund             (in millions)              Annual Net Assets

ARCH Growth &            $359.7                         .55%
   Income Portfolio

ARCH Emerging            $177.0                         .75%
   Growth Portfolio

     Although MVA reduced its fees to these funds in the early period of their operations, MVA is not currently waiving or reducing its compensation for either fund.

                              Appendix B

                    PORTFOLIO MANAGEMENT AGREEMENT


                                   January 2, 1996


Mississippi Valley Advisors Inc.
One Mercantile Center, Suite 2100
St. Louis, MO  63101

     Re:  Portfolio Management Agreement

Gentlemen:

      Liberty ALL-STAR Growth Fund, Inc. (the "Fund") is a diversified closed-end investment company registered under the Investment Company Act of 1940 (the "Act"), and is subject to the rules and regulations promulgated thereunder.

      Liberty Asset Management Company (the "Fund Manager") evaluates and recommends portfolio managers for the assets of the Fund, and is responsible for the day-to-day administration of the Fund.

      1. Employment as a Portfolio Manager. The Fund being duly authorized hereby employs Mississippi Valley Advisors Inc. (the "Portfolio Manager") as a discretionary portfolio manager, on the terms and conditions set forth herein, of that portion of the Fund's assets which the Fund Manager determines to assign to the Portfolio Manager (those assets being referred to as the "Portfolio Manager Account"). The Fund Manager may, from time to time, allocate and reallocate the Fund's assets among the Portfolio Manager and the other portfolio managers of the Fund's assets.

      2. Acceptance of Employment; Standard of Performance. The Portfolio Manager accepts its employment as a discretionary portfolio manager and agrees to use its best professional judgment to make timely investment decisions for the Portfolio Manager Account in accordance with the provisions of this Agreement.

      3. Portfolio Management Services of Portfolio Manager. In providing portfolio management services to the Portfolio Manager Account, the Portfolio Manager shall be subject to the investment objectives, policies and restrictions of the Fund as set forth in its current Registration Statement under the Act, as the same may be modified from time to time (the "Registration Statement"), and the investment restrictions set forth in the Act and the Rules thereunder (as and to the extent set forth in the Registration Statement or in other documentation furnished to the Portfolio Manager by the Fund or the Fund Manager), to the supervision and control of the Board of Directors of the Fund, and to instructions from the Fund Manager. The Portfolio Manager shall not, without the prior approval of the Fund or the Fund Manager, effect any transactions which would cause the Portfolio Manager Account, treated as a separate fund, to be out of compliance with any of such restrictions or policies.

       4. Transaction Procedures. All portfolio transactions for the Portfolio Manager Account will be consummated by payment to or delivery by the custodian of the Fund (the "Custodian"), or such depositories or agents as may be designated by the Custodian in writing, as custodian for the Fund, of all cash and/or securities due to or from the Portfolio Manager Account, and the Portfolio Manager shall not have possession or custody thereof or any responsibility or liability with respect to such custody. The Portfolio Manager shall advise and confirm in writing to the Custodian all investment orders for the Portfolio Manager Account placed by it with brokers and dealers at the time and in the manner set forth in Schedule A hereto (as amended from time to time by the Fund Manager). The Fund shall issue to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by the Portfolio Manager. The Fund shall be responsible for all custodial arrangements and the payment of all custodial charges and fees, and, upon giving proper instructions to the Custodian, the Portfolio Manager shall have no responsibility or liability with respect to custodial arrangements or the acts, omissions or other conduct of the Custodian.

       5. Allocation of Brokerage. The Portfolio Manager shall have authority and discretion to select brokers and dealers to execute portfolio transactions initiated by the Portfolio Manager for the Portfolio Manager Account, and to select the markets on or in which the transaction will be executed.

            A. In doing so, the Portfolio Manager's primary responsibility shall be to seek to obtain best net price and execution for the Fund. However, this responsibility shall not obligate the Portfolio Manager to solicit competitive bids for each transaction or to seek the lowest available commission cost to the Fund, so long as the Portfolio Manager reasonably believes that the broker or dealer selected by it can be expected to obtain a "best execution" market price on the particular transaction and determines in good faith that the commission cost is reasonable in relation to the value of the brokerage and research services (as defined in Section 28(e)(3) of the Securities Exchange Act of 1934) provided by such broker or dealer to the Portfolio Manager viewed in terms of either that particular transaction or of the Portfolio Manager's overall responsibilities with respect to its clients, including the Fund, as to which the Portfolio Manager exercises investment discretion, notwithstanding that the Fund may not be the direct or exclusive beneficiary of any such services or that another broker may be willing to charge the Fund a lower commission on the particular transaction.

           B. Subject to the requirements of paragraph A above, the Fund Manager shall have the right to request that transactions giving rise to brokerage commissions, in an amount to be agreed upon by the Fund Manager and the Portfolio Manager, shall be executed by brokers and dealers that provide brokerage or research services to the Fund Manager, or as to which an on-going relationship will be of value to the Fund in the management of its assets, which services and relationship may, but need not, be of direct benefit to the Portfolio Manager Account.

           C. The Portfolio Manager shall not execute any portfolio transactions for the Portfolio Manager Account with a broker or dealer which is an "affiliated person" (as defined in the Act) of the Fund, the Portfolio Manager or any other Portfolio Manager of the Fund without the prior written approval of the Fund. The Fund Manager will provide the Portfolio Manager with a list of brokers and dealers which are "affiliated persons" of the Fund or its Portfolio Managers.

      6. Proxies. The Fund will vote or direct the voting of all proxies solicited by or with respect to the issuers of securities in which assets of the Portfolio Manager Account may be invested from time to time. At the request of the Fund, the Portfolio Manager shall provide the Fund with its recommendations as to the voting of such proxies.

      7. Fees for Services. The compensation of the Portfolio Manager for its services under this Agreement shall be calculated and paid by the Fund Manager in accordance with the attached Schedule C. Pursuant to the Fund Management Agreement between the Fund and the Fund Manager, the Fund Manager is solely responsible for the payment of fees to the Portfolio Manager from the fund management fees paid to it by the Fund, and the Portfolio Manager agrees to seek payment of its fees solely from the Fund Manager.

      8. Other Investment Activities of Portfolio Manager. The Fund acknowledges that the Portfolio Manager or one or more of its affiliates has investment responsibilities, renders investment advice to and performs other investment advisory services for other individuals or entities ("Client Accounts"), and that the Portfolio Manager, its affiliates or any of its or their directors, officers, agents or employees may buy, sell or trade in any securities for its or their respective accounts ("Affiliated Accounts"). Subject to the provisions of paragraph 2 hereof, the Fund agrees that the Portfolio Manager or its affiliates may give advice or exercise investment responsibility and take such other action with respect to other Client Accounts and Affiliated Accounts which may differ from the advice given or the timing or nature of action taken with respect to the Portfolio Manager Account, provided that the Portfolio Manager acts in good faith, and provided further, that it is the Portfolio Manager's policy to allocate, within its reasonable discretion, investment opportunities to the Portfolio Manager Account over a period of time on a fair and equitable basis relative to the Client Accounts and the Affiliated Accounts, taking into account the cash position and the investment objectives and policies of the Fund and any specific investment restrictions applicable thereto. The Fund acknowledges that one or more Client Accounts and Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Portfolio Manager Account may have an interest from time to time, whether in transactions which involve the Portfolio Manager Account or otherwise. The Portfolio Manager shall have no obligation to acquire for the Portfolio Manager Account a position in any investment which any Client Account or Affiliated Account may acquire, and the Fund shall have no first refusal, coinvestment or other rights in respect of any such investment, either for the Fund Account or otherwise.

      9. Limitation of Liability. The Portfolio Manager shall not be liable for any action taken, omitted or suffered to be taken by it in its reasonable judgment, in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement, or in accordance with (or in the absence of) specific directions or instructions from the Fund, provided, however, that such acts or omissions shall not have resulted from the Portfolio Manager's willful misfeasance, bad faith or gross negligence, a violation of the standard of care established by and applicable to the Portfolio Manager in its actions under this Agreement or breach of its duty or of its obligations hereunder (provided, however, that the foregoing shall not be construed to protect the Portfolio Manager from liability in violation of Section 17(i) of the Act).

      10. Confidentiality. Subject to the duty of the Portfolio Manager and the Fund to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all information pertaining to the Portfolio Manager Account and the actions of the Portfolio Manager and the Fund in respect thereof.

      11. Assignment. This Agreement shall terminate automatically in the event of its assignment, as that term is defined in Section 2(a)(4) of the Act. The Portfolio Manager shall notify the Fund in writing sufficiently in advance of any proposed change of control, as defined in Section 2(a)(9) of the Act, as will enable the Fund to consider whether an assignment as defined in Section 2(a)(4) of the Act will occur, and whether to take the steps necessary to enter into a new contract with the Portfolio Manager.

      12. Representations, Warranties and Agreements of the Fund. The Fund represents, warrants and agrees that:

           A. The Portfolio Manager has been duly appointed to provide
     investment   services  to  the  Portfolio  Manager   Account   as
     contemplated hereby.

          B. The Fund will deliver to the Portfolio Manager a true and complete copy of the Registration Statement as effective from time to time and such other documents governing the investment of the Portfolio Manager Account and such other information as is necessary for the Portfolio Manager to carry out its obligations under this Agreement.

      13. Representations, Warranties and Agreements of the Portfolio Manager. The Portfolio Manager represents, warrants and agrees that:

           A. It is registered as an "Investment Adviser" under the Investment Advisers Act of 1940 ("Advisers Act").

           B. It will maintain, keep current and preserve on behalf of the Fund, in the manner required or permitted by the Act and the Rules thereunder, the records identified in Schedule B (as Schedule B may be amended from time to time by the Fund Manager). The Portfolio Manager agrees that such records are the property of the Fund, and will be surrendered to the Fund promptly upon request.

           C. It will adopt a written code of ethics complying with the requirements of Rule l7j-l under the Act and will provide the Fund with a copy of the code of ethics and evidence of its adoption. Within 45 days of the end of each year while this Agreement is in effect, an officer or general partner of the Portfolio Manager shall certify to the Fund that the Portfolio Manager has complied with the requirements of Rule l7j-l during the previous year and that there has been no violation of its code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Fund, the Portfolio Manager shall permit the Fund to examine the reports required to be made by the Portfolio Manager under Rule l7j-l(c)(l).

           D. Upon request, the Portfolio Manager will promptly supply the Fund with any information concerning the Portfolio Manager and its stockholders, employees and affiliates which the Fund may reasonably require in connection with the preparation of its Registration Statement or amendments thereto, proxy material, reports and other documents required to be filed under the Act, the Securities Act of 1933, or other applicable securities laws.

      14. Amendment. This Agreement may be amended at any time, but (except for Schedules A and B which may be amended by the Fund Manager acting alone) only by written agreement among the Portfolio Manager, the Fund Manager and the Fund, which amendment, other than amendments to Schedules A and B, is subject to the approval of the Board of Directors and the Shareholders of the Fund as and to the extent required by the Act.

      15. Effective Date; Term. This Agreement shall continue in effect until November 6, 1997 and shall continue in effect thereafter provided such continuance is specifically approved at least annually by (i) the Fund's Board of Directors or (ii) a vote of a "majority" (as defined in the Act) of the Fund's outstanding voting securities, provided that in either event such continuance is also approved by a majority of the Board of Trustees who are not "interested persons" (as defined in the Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval, and provided further that, in accordance with the conditions of the application of the Fund and the Fund Manager for an exemption from
Section 15(a) of the Act (Rel. Nos. IC 20772 and 20824), the continuance of this Agreement following the regularly scheduled annual meeting of the shareholders of the Fund next following the date of this Agreement shall be subject to approval at such meeting by such "majority" vote of the Fund's outstanding voting securities. The aforesaid requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the Act and the Rules and Regulations thereunder.

      16. Termination. This Agreement may be terminated by any party, without penalty, immediately upon written notice to the other parties in the event of a breach of any provision thereof by a party so notified, or otherwise upon not less than thirty (30) days' written notice to the Portfolio Manager in the case of termination by the Fund or the Fund Manager, or ninety (90) days' written notice to the Fund and the Fund Manager in the case of termination by the Portfolio Manager, but any such termination shall not affect the status, obligations or liabilities of any party hereto to the other parties.

      17. Applicable Law. To the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the Commonwealth of Massachusetts.

      18. Severability. If any term or condition of this Agreement shall be invalid or unenforceable to any extent or in any application, then the remainder of this Agreement, and such term or condition except to such extent or in such application, shall not be affected thereby, and each and every term and condition of this Agreement shall be valid and enforced to the fullest extent and in the broadest application permitted by law.


                    LIBERTY ALL-STAR GROWTH FUND, INC.

                    By: /s/ Peter L. Lydecker

                    Title: Treasurer

                    LIBERTY ASSET MANAGEMENT COMPANY

                    By: /s/ John A. Benning

                    Title: Vice President

ACCEPTED:

MISSISSIPPI VALLEY ADVISORS INC.

By: /s/ Ralph Webster

Title: Executive Associate

SCHEDULES:  A. Operational Procedures For Portfolio Transactions (not
               included)
            B. Record Keeping Requirements (not included)
            C. Fee Schedule

                              SCHEDULE C

                         PORTFOLIO MANAGER FEE


      For services provided to the Portfolio Manager Account, the Fund Manager will pay to the Portfolio Manager, on or before the fifth business day of each calendar quarter, a fee for the previous calendar quarter at the rate of:

     .10% (.40% annually) of the Portfolio Manager's Percentage (as defined below) of the average weekly net assets of the Fund up to and including $125 million;

     .075% (.30% annually) of the Portfolio Manager's Percentage of the average weekly net assets of the Fund exceeding $125 million and up to and including $250 million; and

     .05% (.20% annually) of the Portfolio Manager's Percentage of the average weekly net assets of the Company exceeding $250 million.

      Each quarterly payment set forth above shall be based on the average weekly net assets during such previous calendar quarter. The fee for the period from the date this Agreement becomes effective to the end of the calendar quarter will be prorated according to the proportion that such period bears to the full quarterly period. Upon any termination of this Agreement before the end of a calendar quarter, the fee for the part of that calendar quarter during which this Agreement was in effect shall be prorated according to the proportion that such period bears to the full quarterly period and will be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to the Portfolio Manager, the value of the Fund's net assets will be computed at the times and in the manner specified in the Registration Statement as from time to time in effect.

     "Portfolio Manager's Percentage" means the percentage obtained by dividing the average weekly net assets in the Portfolio Manager Account by the Fund's average weekly net assets.


The undersigned, revoking previous proxies, hereby appoints Richard R. Christensen, John A. Benning and John L. Davenport, or any one or more of them, attorneys, with power of substitution , to vote all shares of Liberty ALL-STAR Growth Fund, Inc. (the "Fund") which the undersigned is entitled to vote at the 1996 Annual Meeting of the Fund to be held in the New England Room, 4th Floor, Federal Reserve Plaza, 600 Atlantic Avenue, Boston, Massachusetts on April 17, 1996 at 2:00 P.M. and at any adjournments thereof. All powers may be exercised by a majority of said proxy holders or substitutes voting or acting or, if only one votes or acts, then by that one. The undersigned directs said proxy holders to vote as specified upon the proposals shown below, each of which is described in the proxy statement for the Meeting, receipt of which is acknowledged.

PROXY                                                            PROXY


                  LIBERTY ALL-STAR GROWTH FUND, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS OF LIBERTY ALL-STAR GROWTH FUND, INC.
                      FOR 1996 ANNUAL MEETING



The undersigned, revoking previous proxies, hereby appoints Richard R. Christensen, John A. Benning and John L. Davenport, or any one or more of them, attorneys, with power of substitution, to vote all shares of Liberty ALL-STAR Growth Fund, Inc. (the "Fund") which the undersigned is entitled to vote at the 1996 Annual Meeting of the Fund to be held in the New England Room, 4th Floor, Federal Reserve Plaza, 600 Atlantic Avenue, Boston, Massachusetts on April 17, 1996 at 2:00 P.M. and at any adjournments thereof. All powers may be exercised by a majority of said proxy holders or substitutes voting or acting or, if only one votes or acts, then by that one. This undersigned directs said proxy holders to vote as specified upon the proposals shown on the reverse side, each of which is described in the proxy statement for the Meeting, receipt of which is acknowledged.


Said proxies will vote this proxy as directed, or if no direction is indicated, FOR proposals 1, 2 and 3 unless authority to do so is specifically withheld in the manner provided, and will use their discretion with respect to any matters referred to in Item 4.

PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN
ENCLOSED ENVELOPE.

Please sign this proxy exactly as your name appears on the reverse side of this card. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.


 X   PLEASE MARK VOTES AS IN THIS EXAMPLE
---


1.   Election of Directors.   ____FOR    ____ WITHHOLD   ___FOR ALL EXCEPT

     Nominee - Robert J. Birnbaum (1999 Class)
     Nominee - Harold W. Cogger (1998 Class)



If you do not wish to vote your shares for any individual nominee, mark the "FOR ALL EXCEPT" box and strike a line through the nominee's name in the list above.


2.  Approval of portfolio management agreement with Mississippi Valley
    Advisors, Inc.   ____FOR  _____AGAINST   _____ABSTAIN

3.  Ratification of selection of independent public auditors.
       ____FOR    ____AGAINST   ____ABSTAIN

4. In their discretion, upon such other business as may properly come before the Meeting.


Please be sure to sign and date this Proxy.                 Date:


Shareholder sign here                                  Co-owner sign here